SmileDirectClub Announces Strategic Actions To Increase Profitability

International footprint prioritized to markets with the greatest potential for near-term profitability

Cost reductions to right size operating structure and focus investments on core growth initiatives

Company affirms previously issued revenue guidance for full year 2021

NASHVILLE, Tenn., January 24, 2022 – SmileDirectClub, Inc. (Nasdaq: SDC) today announced a series of strategic actions to position the Company for improved business performance and future growth, including right-sizing its cost structure to better support core growth initiatives and allocating capital to countries with the greatest potential for near-term profitability.

Following an evaluation of its business and the continuing macroeconomic factors impacting consumers, the Company is taking specific actions that will focus efforts on supporting the key growth initiatives that will produce the highest return on investment. These initiatives include the expansion of its professional channel, the SmileDirectClub Partner Network; innovations to its aligner products so as to allow the Company to capture greater market share of the teen and higher-household income demographics; its burgeoning oral care product business; and SmileShop growth in markets with strong consumer demand. Expansion into new international markets will be paused while the global economy recovers from pandemic and macroeconomic pressures that have contributed to challenging operating environments.
In connection with these operational changes, the Company announced it has suspended operations in Mexico, Spain, Germany, Netherlands, Austria, Hong Kong, Singapore and New Zealand. The Company will continue to operate in and scale its presence in the United States, Canada, United Kingdom, Ireland, France and Australia. With these changes, the Company will undergo a reduction in workforce to right-size its operating structure so it is tailored to the countries in which the Company will continue to operate and focus.

“Our mission has always been rooted in the belief that everyone deserves access to premium oral care that is affordable, accessible, and convenient,” said SmileDirectClub CEO David Katzman. “Though these decisions are difficult and will impact many of our team members who have worked tirelessly with us to deliver on that mission, these changes are the right thing to do at this time for our business so that we may continue to innovate and lead the industry to a better oral care solution for all.”

The Company estimates year-over-year cost and capital savings associated with these actions to be approximately $120 million in 2022. The Company also anticipates one-time reorganization costs between Q4 2021 and 2022 of approximately $25 million, which may include lease buyouts, asset impairments related to the closure of regional operating centers and SmileShops, and employee-related costs, including severance and retention payments, associated with the organizational changes. Approximately $3 million of one-time reorganization costs are expected to be booked in Q4 2021 with the remainder, $22 million, being incurred during 2022.
Additionally, SmileDirectClub affirmed its previously issued guidance for full year 2021 revenue in the range of $630 million to $650 million.

“These steps reflect our commitment to optimizing our investments in those initiatives that are expected to bring sustainable long-term revenue growth, driving improved profitability to our business model and right-sizing the organization to support these programs," Katzman said. "We believe these initiatives are the right strategy for the future of SmileDirectClub by stabilizing the balance sheet and having sufficient cash to operate and invest in the business. We look forward to providing more detail on our progress in our fourth quarter earnings release and conference call.”

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Forward Looking Statement

This press release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual

Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

About SmileDirectClub
SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee, USA. For more information, please visit SmileDirectClub.com.

Contact:
SmileDirectClub Media Relations: Press@SmileDirectClub.com

SmileDirectClub Investor Relations: InvestorRelations@SmileDirectClub.com